UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 12, 2008

Commission File Number	Registrants, State of Incorporation, Address and Telephone Number	I.R.S. Employer Identification No.

001-14768	NSTAR	04-3466300
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(a Massachusetts voluntary association)
800 Boylston Street
Boston, Massachusetts 02199
Telephone (617) 424-2000

001-02301	NSTAR ELECTRIC COMPANY	04-1278810
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(a Massachusetts corporation)
800 Boylston Street
Boston, Massachusetts 02199
Telephone (617) 424-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On December 15, 2008, NSTAR and Northeast Utilities (“NU”) together issued a News Release announcing that they would jointly pursue Quebec solutions to New England’s energy needs.

On December 12, 2008, NSTAR Electric, a wholly-owned subsidiary of NSTAR, together with NU (the “Petitioners”), filed a joint petition with the Federal Energy Regulatory Commission (“FERC”) for a declaratory judgment that would allow the Petitioners to enter into a bilateral transmission services agreement with Hydro Quebec (“HQ”) subsidiaries.  Under this agreement, the Petitioners will sell 1,200 megawatts (“MW”) of firm transmission service over a new, participant-funded transmission tie line connecting New England with the HQ system in order for HQ to sell and deliver this same amount of firm power from the HQ system to interested parties in New England for a term of no less than twenty years.

The Petitioners and HQ are negotiating:

•

A joint development agreement for the design and construction of a 1,200 MW high-voltage direct current (“HVDC”) line over existing rights-of-way in Northern New England to a point to be determined in Southern New Hampshire and are performing joint planning studies for this line.

•

A long-term bilateral transmission service agreement.

•

A Purchase Power Agreement for HQ to sell 1,200 MW of firm power to NSTAR Electric, NU and other interested New England entities for a period of no less than twenty years at negotiated, market-based rates under HQ’s market-based rate tariff on file at the FERC.

This project would provide a competitive source of clean power that is favorable in comparison to current alternatives. It also would provide for an expansion of New England’s transmission system without raising regional transmission rates.

NSTAR Electric anticipates that, if approved by the FERC, construction will commence in the 2011 to 2014 timeframe and forecasts that its portion of the construction funding to be approximately $200 million.  NSTAR Electric and NU will finance and own this transmission line, while HQ will reimburse NSTAR Electric and NU for the total costs of this project, including an investment return to NSTAR Electric and NU, over 20 years.   This arrangement must be approved by the FERC.

The News Release is filed herewith as Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Number	Description of Exhibit
99.1

News Release dated December 15, 2008 and jointly issued by the Registrants and Northeast Utilities entitled “Northeast Utilities and NSTAR Jointly Pursue Quebec Solutions to New England’s Energy Needs.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

NSTAR

NSTAR ELECTRIC COMPANY

(Registrants)
Date: December 15, 2008	By:	/s/ R. J. WEAFER, JR.
Robert J. Weafer, Jr.
Vice President, Controller
and Chief Accounting Officer